                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 1999
                                                   -------------


                          Sandy Spring Bancorp, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Maryland                   0-19065                52-1532952
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission file           (IRS Employer
of incorporation)                        number)          Identification Number)


17801 Georgia Avenue, Olney, Maryland  20832
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (301) 774-6400
                                                     --------------

Item 5. Other Events.
--------------------

       On April 5, 1999, Sandy Spring Bancorp, Inc. ("Bancorp") announced that its Board of Directors had authorized the repurchase of up to an additional 5% of the 9,593,220 outstanding shares of Bancorp common stock, par value $1.00 per share, in connection with shares expected to be issued pursuant to Bancorp's dividend reinvestment, stock option, and employee benefit plans and for other corporate purposes. The share repurchases would be made on the open market and in privately negotiated transactions, from time to time until March 31, 2001, or earlier termination of the program by the Board. Bancorp's previous repurchase program expired on March 31, 1999. For additional information, see the Press Release included as Exhibit 99.


Item 7. Financial Statements and Exhibits.
-----------------------------------------

(a)    Exhibit 99 - Press Release dated April 5, 1999



                                  Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SANDY SPRING BANCORP, INC.



                                                By:    /s/ James H. Langmead
                                                      -------------------------
                                                      James H. Langmead,
                                                         Vice President and
                                                         Treasurer
Dated : April 6, 1999